UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 19, 2013

Cooper Tire & Rubber Company

(Exact name of registrant as specified in its charter)

Delaware	001-04329	34-4297750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Lima Avenue, Findlay, Ohio	45840
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (419) 423-1321

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

As previously disclosed, on June 12, 2013, Cooper Tire & Rubber Company, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger with wholly owned subsidiaries of Apollo Tyres Ltd (the “Merger”).

At the effective time of the Merger and as a result of the Merger, each share of the Company’s common stock, par value $1.00 per share (the “Common Stock”), issued and outstanding immediately prior to the effective time of the Merger will be converted by operation of law into the right to receive $35.00 in cash, without interest (the “Merger Consideration”), payable to the holder of such share.

Additionally, as a result of the Merger or as otherwise applicable, the Company will make cash payments, to the extent such payments become due, to (a) certain participants under the Company’s (i) Executive Deferred Compensation Plan (Amended and Restated as of January 1, 2013); (ii) Nonqualified Supplementary Benefit Plan (Amended and Restated as of January 1, 2013); (iii) Change in Control Severance Pay Plan (Amended and Restated as of August 4, 2010); (iv) 1998 Non-Employee Directors Compensation Deferral Plan (Amended and Restated as of January 1, 2011); (v) Nonqualified Key Employee Deferred Compensation Plan (Effective as of June 1, 2009) (collectively, the “Plans”); and (b) to Roy V. Armes, the Company’s Chairman, Chief Executive Officer and President, in connection with the (i) Employment Agreement, Amended and Restated as of December 22, 2008, by and between the Company and Mr. Armes; and (ii) Restricted Stock Unit Award Agreement, dated January 2, 2007, by and between the Company and Mr. Armes (collectively with the Plans, the “Payment Arrangements”).

Substantially all of the cash payments owed in connection with the Payment Arrangements are represented by an aggregate of 1,906,183 shares (the “Shares”) of the Common Stock, which, pursuant to the terms and conditions of that certain Amended and Restated Master Grantor Trust Agreement, dated January 1, 2011 (the “Trust Agreement”), by and between the Company and PNC Bank, National Association, as trustee, the Company deposited into a trust (the “Trust”), on June 19, 2013, for the beneficiaries thereof. At the closing of the Merger, the issued and outstanding shares of Common Stock immediately prior to the effective time of the Merger (including the Shares) will be converted by operation of law into the right to receive $35.00 per share in cash, without interest. Thereafter, the Trust will settle the obligations, to the extent they become due, at the times determined in accordance with the terms and subject to the conditions of the Payment Arrangements, as applicable. Pursuant to the terms of the Trust Agreement, in the event the Merger is not completed by December 12, 2013, the Trust will return the Shares to the Company.

The issuance of the Shares to the Trust is exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) thereof because such issuance does not involve a public offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COOPER TIRE & RUBBER COMPANY

By:	/s/ Stephen Zamansky
Name: Stephen Zamansky
Title: Vice President, General Counsel and Secretary

Dated: June 24, 2013